EXHIBIT 32.1

                    DIRECT RESPONSE FINANCIAL SERVICES, INC.
                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, T. Randolph Catanese, the Chief Executive Officer and Acting Chief Financial Officer of Direct Response Financial Services, Inc. (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of my knowledge:

(1) the Quarterly Report on Form 10-QSB of the Company for the quarter ended April 30, 2005 (the "Report") fully complies with the requirements of Section 13
(a) or 15 (d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Direct Response Financial Services, Inc. and will be retained by Direct Response Financial Services, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: June 14, 2005


                                /s/ T. Randolph Catanese
                                -----------------------------------
                                Name: T. Randolph Catanese
                                Title: Chief Executive Officer
                                and Acting Chief Financial Officer